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                                                                     EXHIBIT 4.2

                              ADOPTION AGREEMENT #007
                      STANDARDIZED CODE SECTION 401(k) PLAN
                          (PAIRED PROFIT SHARING PLAN)

        The undersigned, BILLING CONCEPTS CORP. ("Employer"), by executing this Adoption Agreement, elects to become a participating Employer in the DEAN WITTER VERSATILE INVESTMENT PROGRAM Defined Contribution Prototype Plan (basic plan document #01) by adopting the accompanying Plan and Trust in full as if the Employer were a signatory to that Agreement. The Employer makes the following elections granted under the provisions of the Prototype Plan.

                                    ARTICLE I
                                   DEFINITIONS

        1.02 TRUSTEE. The Trustee executing this Adoption Agreement is:
(CHOOSE (a) OR (b))

[ ]     (a) A discretionary Trustee. See Section 10.03[A] of the Plan.

[X]     (b) A nondiscretionary Trustee. See Section 10.03[B] of the Plan. [NOTE:
        THE EMPLOYER MAY NOT ELECT OPTION (b) IF A CUSTODIAN EXECUTES THE ADOPTION AGREEMENT.]

        1.03 PLAN. The name of the Plan as adopted by the Employer is BILLING CONCEPTS CORP. 401(k) PLAN.

        1.07 EMPLOYEE. The following Employees are not eligible to participate in the Plan: (CHOOSE (a) OR AT LEAST ONE OF (b) OR (c))

[X]     (a) No exclusions.

[ ]     (b) Collective bargaining employees (as defined in Section 1.07 of the
        Plan). [NOTE: IF THE EMPLOYER EXCLUDES UNION EMPLOYEES FROM THE PLAN, THE EMPLOYER MUST BE ABLE TO PROVIDE EVIDENCE THAT RETIREMENT BENEFITS WERE THE SUBJECT OF GOOD FAITH BARGAINING.]

[ ] (c) Nonresident aliens who do not receive any earned income (as defined in Code Section 911(d)(2)) from the Employer which constitutes United States source income (as defined in Code Section 861(a)(3)).

RELATED EMPLOYERS/LEASED EMPLOYEES. An Employee of any member of the Employer's related group (as defined in Section 1.30 of the Plan), and any Leased Employee treated as an Employee under Section 1.31 of the Plan, is eligible to participate in the Plan, unless excluded by reason of Options (b) or (c). [NOTE:
A RELATED GROUP MEMBER MAY NOT CONTRIBUTE TO THIS PLAN UNLESS IT EXECUTES A PARTICIPATION AGREEMENT, EVEN IF ITS EMPLOYEES ARE PARTICIPANTS IN THE PLAN.]

        1.12 COMPENSATION.

TREATMENT OF ELECTIVE CONTRIBUTIONS.  (CHOOSE (a) OR (b))

[X] (a) "Compensation" includes elective contributions made by the Employer on the Employee's behalf.

[ ]     (b) "Compensation" does not include elective contributions.

                                       1

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MODIFICATIONS TO COMPENSATION DEFINITION. (CHOOSE (c) OR AT LEAST ONE OF (d)
AND (e))

[ ]     (c) No modifications other than as elected under Options (a) or (b).

[ ]     (d) The Plan excludes Compensation in excess of $_____.

[X] (e) In lieu of the definition in Section 1.12 of the Plan, Compensation means any earnings reportable as W-2 wages for Federal income tax withholding purposes, subject to any other election under this Adoption Agreement Section 1.12.

SPECIAL DEFINITION FOR SALARY REDUCTION CONTRIBUTIONS. An Employee's salary reduction agreement applies to his Compensation determined prior to the reduction authorized by that salary reduction agreement, with the following exceptions: (CHOOSE (f) OR ANY COMBINATION OF (g) AND (h), IF APPLICABLE)

[X]     (f) No exceptions.

[ ]     (g) The dollar limitation described in Option (d) does not apply.

[ ] (h) If the Employee makes elective contributions to another plan maintained by the Employer, the Advisory Committee will determine the amount of the Employee's salary reduction contribution for the withholding period: (CHOOSE (1) OR (2))

        [ ] (1)After the reduction for such period of elective contributions to the other plan(s).

        [ ] (2)Prior to the reduction for such period of elective contributions to the other plan(s).

        1.17 PLAN YEAR/LIMITATION YEAR.

PLAN YEAR.  Plan Year means: (CHOOSE (a) OR (b))

[X]     (a) The 12 consecutive month period ending every 12/31.

[ ]     (b) (SPECIFY) _____________.

LIMITATION YEAR.  The Limitation Year is: (CHOOSE (c) OR (d))

[X]     (c) The Plan Year.

[ ]     (d) The 12 consecutive month period ending every ___________.

        1.18 EFFECTIVE DATE.

NEW PLAN.  The "Effective Date" of the Plan is __________.

RESTATED PLAN.  The restated Effective Date is JANUARY 1, 1999.
This Plan is a substitution and amendment of an existing retirement plan(s) originally established AUGUST 1, 1996. [NOTE: SEE THE EFFECTIVE DATE ADDENDUM.]

        1.27 HOUR OF SERVICE. The crediting method for Hours of Service is:
(CHOOSE (a) OR (b))

[X]     (a) The actual method.

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[ ]     (b) The ________ equivalency method, except:

        [ ]     (1)No exceptions.

        [ ]     (2)The actual method applies for purposes of: (CHOOSE AT LEAST
                ONE)

                [ ]     (i) Participation under Article II.

                [ ]     (ii) Vesting under Article V.

                [ ]     (iii)Accrual of benefits under Section 3.06.

[NOTE: ON THE BLANK LINE, INSERT "DAILY," "WEEKLY," "SEMI-MONTHLY PAYROLL PERIODS" OR "MONTHLY."]

        1.29 SERVICE FOR PREDECESSOR EMPLOYER. In addition to the predecessor service the Plan must credit by reason of Section 1.29 of the Plan, the Plan credits Service with the following predecessor employer(s): COMPUTER RESOURCES MANAGEMENT, EXPANSION SYSTEMS AND COMMSOFT. Service with the designated predecessor employer(s) applies: (CHOOSE AT LEAST ONE OF (a) OR (b))

[X]     (a) For purposes of participation under Article II.

[X]     (b) For purposes of vesting under Article V.

[NOTE: IF THE PLAN DOES NOT CREDIT ANY PREDECESSOR SERVICE UNDER THIS PROVISION, INSERT "N/A" IN THE FIRST BLANK LINE. THE EMPLOYER MAY ATTACH A SCHEDULE TO THIS ADOPTION AGREEMENT, IN THE SAME FORMAT AS THIS SECTION 1.29, DESIGNATING ADDITIONAL PREDECESSOR EMPLOYERS AND THE APPLICABLE SERVICE CREDITING ELECTIONS.]

        1.31 LEASED EMPLOYEES. If a Leased Employee participates in a safe harbor money purchase plan (as described in Section 1.31) maintained by the leasing organization, but the Employer is not eligible for the safe harbor plan exception: (CHOOSE (a) OR (b))

[ ] (a) The Advisory Committee will determine the Leased Employee's allocation of Employer contributions under Article III without taking into account the Leased Employee's allocation under the safe harbor plan.

[X] (b) The Advisory Committee will reduce the Leased Employee's allocation of Employer nonelective contributions (other than designated qualified nonelective contributions) under this Plan by the Leased Employee's allocation under the safe harbor plan, but only to the extent that allocation is attributable to the Leased Employee's service provided to the Employer. [NOTE: THE EMPLOYER MAY NOT ELECT OPTION (b) IF A PAIRED PLAN OR ANY OTHER PLAN OF THE EMPLOYER MAKES A SIMILAR REDUCTION FOR THE SAME PLAN OF THE LEASING ORGANIZATION.]





                                       3

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                                   ARTICLE II
                              EMPLOYEE PARTICIPANTS

        2.01 ELIGIBILITY.

ELIGIBILITY CONDITIONS. To become a Participant in the Plan, an Employee must satisfy the following eligibility conditions: (CHOOSE (a) OR (b) OR BOTH)

[X]     (a) Attainment of age 21 (SPECIFY AGE, NOT EXCEEDING 21)




[X]     (b) Service requirement. (CHOOSE (1), (2) OR (3))

        [ ]     (1) One Year of Service.

        [X] (2) 6 months (not exceeding 12) following the Employee's Employment Commencement Date.

        [ ]     (3) One Hour of Service.

PLAN ENTRY DATE. "Plan Entry Date" means the Effective Date and: (CHOOSE (c),
(d) OR (e))

[ ] (c) Semi-annual Entry Dates. The first day of the Plan Year and the first day of the seventh month of the Plan Year.

[ ]     (d) The first day of the Plan Year.

[X]     (e) (SPECIFY ENTRY DATES) THE 1ST DAY OF ANY QUARTER OF THE PLAN YEAR.

TIME OF PARTICIPATION. An Employee will become a Participant, unless excluded under Adoption Agreement Section 1.07, on the Plan Entry Date (if employed on that date): (CHOOSE (f), (g) OR (h))

[X]     (f) immediately following

[ ]     (g) immediately preceding

[ ]     (h) nearest

the date the Employee completes the eligibility conditions described in Options
(a) and (b) of this Adoption Agreement Section 2.01. [NOTE: THE EMPLOYER MUST COORDINATE THE SELECTION OF (f), (g) OR (h) WITH THE "PLAN ENTRY DATE" SELECTION IN (c), (d) OR (e). UNLESS OTHERWISE EXCLUDED UNDER SECTION 1.07, THE EMPLOYEE MUST BECOME A PARTICIPANT BY THE EARLIER OF: (1) THE FIRST DAY OF THE PLAN YEAR BEGINNING AFTER THE DATE THE EMPLOYEE COMPLETES THE AGE AND SERVICE REQUIREMENTS OF CODE SECTION 410(a); OR (2) 6 MONTHS AFTER THE DATE THE EMPLOYEE COMPLETES THOSE REQUIREMENTS.]

DUAL ELIGIBILITY. The eligibility conditions of this Section 2.01 apply to:
(CHOOSE (i) OR (j))

[X]     (i) All Employees of the Employer, except: (CHOOSE (1) OR (2))

        [X]     (1) No exceptions.

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        [ ]     (2) Employees who are Participants in the Plan as of the
                Effective Date.

[ ] (j) Solely to an Employee employed by the Employer after ______. If the Employee was employed by the Employer on or before the specified date, the Employee will become a Participant: (CHOOSE (1) OR (2))

        [ ] (1) On the latest of the Effective Date, his Employment Commencement Date or the date he attains age ____ (not to exceed
                21).

        [ ] (2) Under the eligibility conditions in effect under the Plan prior to the restated Effective Date. If the restated Plan required more than one Year of Service to participate, the eligibility condition under this Option (2) for participation in the Code Section 401(k) arrangement under this Plan is one Year of Service for Plan Years beginning after December 31, 1988. [FOR RESTATED PLANS ONLY]

        2.02 YEAR OF SERVICE - PARTICIPATION.

HOURS OF SERVICE.  An Employee must complete: (CHOOSE (a) OR (b))

[ ]     (a) 1,000 Hours of Service

[ ]     (b) ___ Hours of Service

during an eligibility computation period to receive credit for a Year of Service. [NOTE: THE HOURS OF SERVICE REQUIREMENT MAY NOT EXCEED 1,000.]

ELIGIBILITY COMPUTATION PERIOD. After the initial eligibility computation period described in Section 2.02 of the Plan, the Plan measures the eligibility computation period as: (CHOOSE (c) OR (d))

[ ] (c) The 12 consecutive month period beginning with each anniversary of an Employee's Employment Commencement Date.

[X] (d) The Plan Year, beginning with the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date.

        2.03 BREAK IN SERVICE - PARTICIPATION. The Break in Service rule described in Section 2.03(B) of the Plan: (CHOOSE (a) OR (b))

[X]     (a) Does not apply to the Employer's Plan.

[ ]     (b) Applies to the Employer's Plan.









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                                   ARTICLE III
                     EMPLOYER CONTRIBUTIONS AND FORFEITURES

        3.01 AMOUNT.

PART I. [OPTIONS (a) THROUGH (g)] AMOUNT OF EMPLOYER'S CONTRIBUTION. The Employer's annual contribution to the Trust will equal the total amount of deferral contributions, matching contributions, qualified nonelective contributions and nonelective contributions, as determined under this Section
3.01. (CHOOSE ANY COMBINATION OF (a), (b), (c) AND (d), OR CHOOSE (e))

[X] (a) DEFERRAL CONTRIBUTIONS (CODE SECTION 401(k) ARRANGEMENT). The Employer must contribute the amount bY which the Participants have reduced their Compensation for the Plan Year, pursuant to their salary reduction agreements on file with the Advisory Committee. A reference in the Plan to salary reduction contributions is a reference to these amounts.

[X] (b) MATCHING CONTRIBUTIONS. The Employer will make matching contributions in accordance with the formula(s) elected in Part II of this Adoption Agreement Section 3.01.

[X] (c) DESIGNATED QUALIFIED NONELECTIVE CONTRIBUTIONS. The Employer, in its sole discretion, may contribute an amount which it designates as a qualified nonelective contribution.

[ ]     (d) NONELECTIVE CONTRIBUTIONS.

        [ ] (1)Discretionary contribution. The amount (or additional amount) the Employer may from time to time deem advisable.

        [ ] (2)____% of the Compensation of all Participants under the Plan, determined for the Employer's taxable year for which it makes the contribution. [NOTE: THE PERCENTAGE SELECTED MAY NOT EXCEED 15%.]

        [ ]     (3)____% of Net Profits but not more than $_____________.

[ ] (e) FROZEN PLAN. This Plan is a frozen Plan effective ______________. The Employer will not contribute to the Plan with respect to any period following the stated date.

NET PROFITS.  The Employer: (CHOOSE (f) OR (g))

[X] (f) Need not have Net Profits to make its annual contribution under this Plan.

[ ] (g) Must have current or accumulated Net Profits exceeding $________ to make the following contributions: (CHOOSE AT LEAST ONE OF (1), (2) AND
        (3))

        [ ]     (1)Matching contributions described in Option (b), except:
                _________________.

        [ ]     (2)Qualified nonelective contributions described in Option (c).

        [ ]     (3)Nonelective contributions described in Option _____________.

                                       6

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"Net Profits" means the Employer's net income or profits for any taxable year determined by the Employer upon the basis of its books of account in accordance with generally accepted accounting practices consistently applied without any deductions for Federal and state taxes upon income or for contributions made by the Employer under this Plan or under any other employee benefit plan the Employer maintains. The term "Net Profits" specifically excludes _____________. [NOTE: ENTER "N/A" IF NO EXCLUSIONS APPLY.]

If the Employer requires Net Profits for matching contributions and the Employer does not have sufficient Net Profits under Option (g), it will reduce the matching contribution under a fixed formula on a prorata basis for all Participants. A Participant's share of the reduced contribution will bear the same ratio as the matching contribution the Participant would have received if Net Profits were sufficient bears to the total matching contribution all Participants would have received if Net Profits were sufficient. If more than one member of a related group (as defined in Section 1.30) execute this Adoption Agreement, each participating member will determine Net Profits separately but will not apply this reduction unless, after combining the separately determined Net Profits, the aggregate Net Profits are insufficient to satisfy the matching contribution liability. "Net Profits" includes both current and accumulated Net Profits.

PART II. [OPTIONS (h) AND (i)] MATCHING CONTRIBUTION FORMULA. [NOTE: IF THE EMPLOYER ELECTED OPTION (b), COMPLETE OPTIONS (h) AND (i).]

[X] (h) AMOUNT OF MATCHING CONTRIBUTIONS. Subject to Option (i), for each Plan Year, the Employer's matching contribution is: (CHOOSE ANY COMBINATION OF (1), (2), (3) AND (4))

        [ ] (1) An amount equal to _______% of each Participant's salary reduction contributions for the Plan Year.

        [ ] (2) An amount equal to _______% of each Participant's first tier of salary reduction contributions for the Plan Year, plus the following matching percentage(s) for the following subsequent tiers of salary reduction contributions for the Plan Year:
                _________________.

        [X]     (3) Discretionary formula.

                [X] (i) An amount (or additional amount) equal to a matching percentage the Employer from time to time may deem advisable of the Participant's salary reduction contributions for the Plan Year.

                [ ] (ii) An amount (or additional amount) equal to a matching percentage the Employer from time to time may deem advisable of each tier of the Participant's salary reduction contributions for the Plan Year.

        [NOTE: UNDER OPTIONS (2) OR (3)(ii), THE MATCHING PERCENTAGE FOR ANY SUBSEQUENT TIER OF SALARY REDUCTION CONTRIBUTIONS MAY NOT EXCEED THE MATCHING PERCENTAGE FOR ANY PRIOR TIER.]

        [ ]     (4) A Participant's matching contributions may not:

                [ ]     (i) Exceed ____________________________________________.

                [ ]     (ii)Be less than ______________________________________.

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

[X] (i) AMOUNT OF SALARY REDUCTION CONTRIBUTIONS TAKEN INTO ACCOUNT. When determining a Participant's salary reduction contributions taken into account under the matching contributions formula(s), the following rules apply: (CHOOSE ANY COMBINATION OF (1) THROUGH (3))

        [X] (1) The Advisory Committee will take into account all salary reduction contributions credited for the Plan Year.

        [ ] (2) The Advisory Committee will disregard salary reduction contributions exceeding ___________.

        [ ] (3) The Advisory Committee will treat as the first tier of salary reduction contributions, an amount not exceeding:
                ________. The subsequent tiers of salary reduction contributions are: ________.

PART III. [OPTION (j).]. SPECIAL RULES FOR CODE SECTION 401(k) ARRANGEMENT. (CHOOSE (j), IF APPLICABLE)

[X] (j) SALARY REDUCTION AGREEMENTS. The following rules and restrictions apply to an Employee's salary reduction agreement: (MAKE A SELECTION UNDER (1), (2), (3) AND (4))

        (1) Limitation on amount. The Employee's salary reduction contributions:
        (CHOOSE (i) OR AT LEAST ONE OF (ii) OR (iii))

        [ ]     (i) No maximum limitation other than as provided in the Plan.

        [X] (ii) May not exceed 15% of Compensation for the Plan Year, subject to the annual additions limitation described in Part 2 of Article III and the 402(g) limitation described in Section
                14.07 of the Plan.

        [X]     (iii) Based on percentages of Compensation must equal at least
                1%.

        (2) An Employee may revoke, on a prospective basis, a salary reduction agreement: (CHOOSE (i), (ii), (iii) OR (iv))

        [ ]     (i)   Once during any Plan Year but not later than ________ of
                the Plan Year.

        [X]     (ii)  As of any Plan Entry Date.

        [ ]     (iii) As of the first day of any month.

        [ ]     (iv)  (SPECIFY, BUT MUST BE AT LEAST ONCE PER PLAN YEAR) _____.

        (3) An Employee who revokes his salary reduction agreement may file a new salary reduction agreement with an effective date: (CHOOSE (i), (ii), (iii) OR (iv))

        [ ]     (i) No earlier than the first day of the next Plan Year.

        [X]     (ii) As of any subsequent Plan Entry Date.

        [ ] (iii) As of the first day of any month subsequent to the month in which he revoked an Agreement.

        [ ] (iv) (SPECIFY, BUT MUST BE AT LEAST ONCE PER PLAN YEAR FOLLOWING THE PLAN YEAR OF REVOCATION) __________________________________.

        (4) A Participant may increase or may decrease, on a prospective basis, his salary reduction percentage or dollar amount: (CHOOSE (i), (ii), (iii) OR (iv))

        [ ]     (i)As of the beginning of each payroll period.

        [ ]     (ii) As of the first day of each month.

        [X]     (iii) As of any Plan Entry Date.

        [ ] (iv) (SPECIFY, BUT MUST PERMIT AN INCREASE OR A DECREASE AT LEAST ONCE PER PLAN YEAR) ______________________________.

        3.04 CONTRIBUTION ALLOCATION. The Advisory Committee will allocate deferral contributions, matching contributions, qualified nonelective contributions and nonelective contributions in accordance with Section 14.06 of the Plan and the elections under this Adoption Agreement Section 3.04.

PART I. [OPTIONS (a) THROUGH (d)]. SPECIAL ACCOUNTING ELECTIONS. (CHOOSE WHICHEVER ELECTIONS ARE APPLICABLE TO THE EMPLOYER'S PLAN)

[X] (a) MATCHING CONTRIBUTIONS ACCOUNT. The Advisory Committee will allocate matching contributions to a Participant's: (CHOOSE (1) OR (2); (3) IS AVAILABLE ONLY IN ADDITION TO (1))

        [X]     (1) Regular Matching Contributions Account.

        [ ]     (2) Qualified Matching Contributions Account.

        [ ] (3) Except, matching contributions under Option(s) ____________ of Adoption Agreement Section 3.01 are allocable to the Qualified Matching Contributions Account.

[X] (b) SPECIAL ALLOCATION DATES FOR SALARY REDUCTION CONTRIBUTIONS. The Advisory Committee will allocate salary reduction contributions as of the Accounting Date and as of the following additional allocation dates:
        BI-WEEKLY.

[X] (c) SPECIAL ALLOCATION DATES FOR MATCHING CONTRIBUTIONS. The Advisory Committee will allocate matching contributions as of the Accounting Date and as of the following additional allocation dates: BI-WEEKLY.

[X] (d) DESIGNATED QUALIFIED NONELECTIVE CONTRIBUTIONS - DEFINITION OF PARTICIPANT. For purposes of allocating the designated qualified nonelective contribution, "Participant" means: (CHOOSE (1) OR (2))

        [ ]     (1) All Participants.

        [X]     (2) Participants who are Nonhighly Compensated Employees.





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PART II. METHOD OF ALLOCATION - NONELECTIVE CONTRIBUTION. Subject to any
restoration allocation required under Section 5.04, the Advisory Committee will allocate and credit the annual nonelective contributions (and Participant forfeitures treated as nonelective contributions) to the Employer Contributions Account of each Participant who satisfies the conditions of Section 3.06, in accordance with the method selected under this Part II. (CHOOSE AN ALLOCATION METHOD UNDER (e), (f), (g) OR (h); (i) IS MANDATORY IF THE EMPLOYER ELECTS (f),
(g) OR (h))

[ ] (e) NONINTEGRATED ALLOCATION FORMULA. The Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

[ ] (f) TWO-TIERED INTEGRATED ALLOCATION FORMULA - MAXIMUM DISPARITY. First, the Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under the Maximum Disparity Table following Option (i).

        The Advisory Committee then will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

[ ] (g) THREE-TIERED INTEGRATED ALLOCATION FORMULA. First, the Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation may not exceed the applicable percentage (5.7%, 5.4% or 4.3%) listed under the Maximum Disparity Table following Option (i).

        As a second tier allocation, the Advisory Committee will allocate the nonelective contributions in the same ratio that each Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Excess Compensation, may not exceed the allocation percentage in the first paragraph.

        Finally, the Advisory Committee will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

[ ] (h) FOUR-TIERED INTEGRATED ALLOCATION FORMULA. First, the Advisory Committee will allocate the annual nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Compensation.

        As a second tier allocation, the Advisory Committee will allocate the nonelective contributions in the same ratio that each Participant's Excess Compensation for the Plan Year bears to the total Excess Compensation of all Participants for the Plan Year, but not exceeding 3% of each Participant's Excess Compensation.

        As a third tier allocation, the Advisory Committee will allocate the annual contributions in the same ratio that each Participant's Compensation plus Excess Compensation for the Plan Year bears to the total Compensation plus Excess Compensation of all Participants for the Plan Year. The allocation under this paragraph, as a percentage of each Participant's Compensation plus Excess Compensation, must not exceed the applicable percentage (2.7%, 2.4% or 1.3%) listed under the Maximum Disparity Table following Option (i).

        The Advisory Committee then will allocate any remaining nonelective contributions in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all Participants for the Plan Year.

[ ] (i) EXCESS COMPENSATION. For purposes of Option (f), (g) or (h), "Excess Compensation" means Compensation in excess of the following Integration
        Level: (CHOOSE (1) OR (2))

        [ ] (1) ______% (not exceeding 100%) of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year: (CHOOSE ANY COMBINATION OF (i) AND (ii) OR CHOOSE (iii))

                [ ]     (i)   Rounded to ______________ (but not exceeding the
                              taxable wage base).

                [ ]     (ii)  But not greater than $__________________________.

                [ ]     (iii) Without any further adjustment or limitation.

        [ ] (2) $____________ [NOTE: NOT EXCEEDING THE TAXABLE WAGE BASE FOR THE PLAN YEAR IN WHICH THIS ADOPTION AGREEMENT FIRST IS EFFECTIVE.]

MAXIMUM DISPARITY TABLE. For purposes of Options (f), (g) and (h), the applicable percentage is:


     Integration Level (as                   Applicable Percentages for        Applicable Percentages
percentage of taxable wage base)              Option (f) or Option (g)              for Option (h)
--------------------------------             --------------------------        ----------------------

100%                                                     5.7%                            2.7%

More than 80% but less than 100%                         5.4%                            2.4%

More than 20% (but not less than $10,001)
and not more than 80%                                    4.3%                            1.3%

20% (or $10,000, if greater) or less                     5.7%                            2.7%

TOP HEAVY MINIMUM ALLOCATION - APPLICATION OF REQUIREMENT. The Plan applies the top heavy minimum allocation requirements of Section 3.04(B)(1): (CHOOSE (j) OR
(k))

[ ] (j) In all Plan Years. A Participant is entitled to the top heavy minimum allocation if he is employed by the Employer on the last day of the Plan Year, unless: (CHOOSE (1) OR (2))

        [ ]     (1) No exceptions.

        [ ]     (2) The Participant is a Key Employee for the Plan Year. [NOTE:
                IF THE EMPLOYER SELECTS THIS OPTION (2), IT WILL HAVE TO DETERMINE FOR EACH PLAN YEAR WHO ARE THE KEY EMPLOYEES UNDER THE PLAN.]

[X] (k) Only in Plan Years for which the Plan is top heavy. A Participant is entitled to the top heavy minimum allocation if he is employed by the Employer on the last day of the Plan Year, unless he is a Key Employee. [NOTE: OPTION (k) WILL REQUIRE THE ADVISORY COMMITTEE TO DETERMINE WHETHER THE PLAN IS TOP HEAVY FOR A PLAN YEAR.]

TOP HEAVY MINIMUM ALLOCATION - METHOD OF COMPLIANCE. If a Participant's allocation under this Section 3.04 is less than the top heavy minimum allocation to which he is entitled under Section 3.04(B): (CHOOSE (l) OR (m))

[X] (l) The Employer will make any necessary additional contribution to the Participant's Account, as described in Section 3.04(B)(7)(a) of the Plan.

[ ] (m) The Employer will satisfy the top heavy minimum allocation under the Paired Pension Plan the Employer also maintains under this Prototype Plan. However, the Employer will make any necessary additional contribution to satisfy the top heavy minimum allocation for an Employee covered only under this Plan and not under the Paired Pension Plan. See
        Section 3.04(B)(7)(b) of the Plan.

If the Employer maintains another plan which is not a Paired Pension Plan offered under this Prototype Plan, the Employer may provide in an addendum to this Adoption Agreement, numbered Section 3.04, any modifications to the Plan necessary to satisfy the top heavy requirements under Code Section 416.

RELATED EMPLOYERS. If two or more related employers (as defined in Section 1.30) contribute to this Plan, the Advisory Committee must allocate all Employer contributions and forfeitures to each Participant in the Plan, in accordance with the elections in this Adoption Agreement Section 3.04, without regard to which contributing related group member employs the Participant. A Participant's Compensation includes Compensation from all related employers, irrespective of which related employers are contributing to the Plan. The signatory Employer and any Participating Employer(s) will satisfy any fixed matching contribution formula under Adoption Agreement
Section 3.01 as agreed upon by those Employers.

        3.05 FORFEITURE ALLOCATION. Subject to any restoration allocation required under Sections 5.04 or 9.14, the Advisory Committee will allocate a Participant forfeiture in accordance with Section 3.04: (CHOOSE (a) OR (b); (c) AND (d) ARE OPTIONAL IN ADDITION TO (a) OR (b))

[ ] (a) As an Employer nonelective contribution for the Plan Year in which the forfeiture occurs, as if the Participant forfeiture were an additional nonelective contribution for that Plan Year.

[ ] (b) To reduce the Employer matching contributions and nonelective contributions for the Plan Year: (CHOOSE (1) OR (2))

        [ ]     (1) in which the forfeiture occurs.

        [ ] (2) immediately following the Plan Year in which the forfeiture occurs.

[X] (c) To the extent attributable to matching contributions: (CHOOSE (1), (2) OR (3))

        [ ]     (1) In the manner elected under Options (a) or (b).

        [X]     (2) First to reduce Employer matching contributions for the Plan
                Year: (CHOOSE (i) OR (ii))

                [X]     (i) in which the forfeiture occurs.

                [ ] (ii)immediately following the Plan Year in which the forfeiture occurs, then as elected in Options (a) or
                        (b).

        [ ] (3) As a discretionary matching contribution for the Plan Year in which the forfeiture occurs, in lieu of the manner elected under Options (a) or (b).

[ ] (d) First to reduce the Plan's ordinary and necessary administrative expenses for the Plan Year, and then will allocate any remaining forfeitures in the manner described in Options (a), (b) or (c), whichever applies. If the Employer elects Option (c), the forfeitures used to reduce Plan expenses:
        (CHOOSE (1) OR (2))

        [ ]     (1) relate proportionately to forfeitures described in Option
                (c) and to forfeitures described in Options (a) or (b).

        [ ]     (2) relate first to forfeitures described in Option _____.

ALLOCATION OF FORFEITED EXCESS AGGREGATE CONTRIBUTIONS. The Advisory Committee will allocate any forfeited excess aggregate contributions (as described in Section 14.09): (CHOOSE (e), (f) OR (g))

[X]     (e) To reduce Employer matching contributions for the Plan Year: (CHOOSE
        (1) OR (2))

        [ ]     (1) in which the forfeiture occurs.

        [X] (2) immediately following the Plan Year in which the forfeiture occurs.

[ ] (f) As Employer discretionary matching contributions for the Plan Year in which forfeited, except the Advisory Committee will not allocate these forfeitures to the Highly Compensated Employees who incurred the forfeitures.

[ ] (g) In accordance with Options (a) through (d), whichever applies, except the Advisory Committee will not allocate these forfeitures under Option (a) or under Option (c)(3) to the Highly Compensated Employees who incurred the forfeitures.

        3.06 ACCRUAL OF BENEFIT.

COMPENSATION TAKEN INTO ACCOUNT. For the Plan Year in which the Employee first becomes a Participant, the Advisory Committee will determine the allocation of any designated qualified nonelective contribution or nonelective contribution by taking into account: (CHOOSE (a) OR (b))

[ ]     (a) The Employee's Compensation for the entire Plan Year.

[X] (b) The Employee's Compensation for the portion of the Plan Year in which the Employee actually is a Participant in the Plan, except:
        (CHOOSE (1) OR (2))

        [X]     (1) No exceptions.

        [ ] (2) For purposes of the first 3% of Compensation allocated under Option (e), (g) or (h) of Adoption Agreement Section 3.04, whichever applies, the Advisory Committee will take into account the Employee's Compensation for the entire Plan Year.

ACCRUAL REQUIREMENTS. To receive an allocation of designated qualified nonelective contributions, nonelective contributions and Participant forfeitures treated as nonelective contributions for the Plan Year, a Participant must satisfy the accrual requirements of this paragraph. If the Participant is employed by the Employer on the last day of the Plan Year, the Participant must complete at least one Hour of Service for that Plan Year. If the Participant terminates employment with the Employer during the Plan Year, the Participant must complete at least ______ Hours of Service (not exceeding
501) during the Plan Year, except: (CHOOSE (c) OR (d))

[ ]     (c) No exceptions.

[ ] (d) No Hour of Service requirement if the Participant terminates employment during the Plan Year on account of: (CHOOSE AT LEAST ONE OF
        (1), (2) AND (3))

        [ ]     (1) Death.

        [ ]     (2) Disability.

        [ ] (3) Attainment of Normal Retirement Age in the current Plan Year or in a prior Plan Year.

SPECIAL ACCRUAL REQUIREMENTS FOR MATCHING CONTRIBUTIONS. To receive an allocation of matching contributions (and forfeitures applied to reduce matching contributions) a Participant must satisfy the following condition(s): (CHOOSE (e) OR ANY COMBINATION OF (f), (g) AND (h))

[X]     (e) No conditions other than making salary reduction contributions.

[ ] (f) The accrual requirements prescribed for an allocation of nonelective contributions.

[ ] (g) The Participant does not revoke his salary reduction agreement effective during the Plan Year.

[ ] (h) The Participant is not a Highly Compensated Employee for the Plan Year. This Option (h) applies to: (CHOOSE (1) OR (2))

        [ ]     (1) All matching contributions.

        [ ] (2) Matching contributions described in Option(s) _______ of Adoption Agreement Section 3.01.

        3.15 MORE THAN ONE PLAN LIMITATION. If the provisions of Section 3.15 apply, the Excess Amount attributed to this Plan equals: (CHOOSE (a), (b) OR
(c))

[ ]     (a) The product of:

                (i) the total Excess Amount allocated as of such date (including any amount which the Advisory Committee would have allocated but for the limitations of Code Section 415), times

                (ii) the ratio of (1) the amount allocated to the Participant as of such date under this Plan divided by (2) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code Section 415).

[X]     (b) The total Excess Amount.

[ ]     (c) None of the Excess Amount.

[NOTE: IF THE EMPLOYER ADOPTS PAIRED PLANS AVAILABLE UNDER THIS PROTOTYPE PLAN, THE EMPLOYER MUST COORDINATE ITS ELECTIONS UNDER SECTION 3.15 OF EACH ADOPTION AGREEMENT.]

        3.18 DEFINED BENEFIT PLAN LIMITATION.

APPLICATION OF LIMITATION.  The limitation under Section 3.18 of the Plan:
(CHOOSE (a) OR (b))

[X] (a) Does not apply to the Employer's Plan because the Employer does not maintain and never has maintained a defined benefit plan covering any Participant in this Plan.

[ ] (b) Applies to the Employer's Plan. To the extent necessary to satisfy the limitation under Section 3.18, the Employer will reduce: (CHOOSE
          (1) OR (2))

          [ ] (1) The Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

          [ ] (2) Its contribution or allocation on behalf of the Participant to the defined contribution plan under which the Participant participates and then, if necessary, the Participant's projected annual benefit under the defined benefit plan under which the Participant participates.

[NOTE: IF THE EMPLOYER SELECTS (a), THE REMAINING OPTIONS IN THIS SECTION 3.18 DO NOT APPLY TO THE EMPLOYER'S PLAN.]

OVERRIDE OF 100% LIMITATION. The Employer elects: (CHOOSE (c) OR (d))

[ ] (c) To apply the 100% limitation described in Section 3.19(l) of the Plan in all Limitation Years. [NOTE: THIS ELECTION WILL AVOID HAVING TO CALCULATE THE PLAN'S TOP HEAVY RATIO FOR ANY YEAR, UNLESS THE EMPLOYER HAS ELECTED ADOPTION AGREEMENT SECTION 3.04(k).]

[ ] (d) Not to apply the 100% limitation for Limitation Years in which the Plan's top heavy ratio (as determined under Section 1.33 of the Plan) does not exceed 90%, but only if the defined benefit plan satisfies the extra minimum benefit requirements of Code Section 416(h)(2) (and the applicable Treasury regulations) after taking into account the Employer's election under Options (e), (f), (g) or (h) of this Section
          3.18. To determine the top heavy ratio, the Advisory Committee will use the following interest rate and mortality assumptions to value accrued benefits under a defined benefit plan: __________. [NOTE: THIS ELECTION WILL REQUIRE THE ADVISORY COMMITTEE TO CALCULATE THE PLAN'S TOP HEAVY RATIO.]

COORDINATION WITH TOP HEAVY MINIMUM ALLOCATION. The Advisory Committee will apply the top heavy minimum allocation provisions of Section 3.04(B) of the Plan with the following modifications: (CHOOSE (e), (f), (g) OR (h))

[ ]       (e)  No modifications.

[ ] (f) By substituting 4% for 3% in Paragraph (b) of Section 3.04(B)(1) or of Section 3.04(B)(2) of the Plan, whichever applies, but only for any Plan Year in which Option (d) applies to override the 100% limitation.

[ ] (g) By increasing the top heavy minimum allocation to 5% for any Plan Year in which the 100% limitation applies, and to 7 1/2% for any Plan Year in which Option (d) applies to override the 100% limitation. THe increased percentage under this Option (g) applies irrespective of whether the highest contribution rate for the Plan Year is less than that increased percentage.

[ ] (h) By eliminating the top heavy minimum allocation. [NOTE: THE EMPLOYER MAY NOT SELECT THIS OPTION (h) IF THE DEFINED BENEFIT PLAN DOES NOT GUARANTEE THE TOP HEAVY MINIMUM BENEFIT UNDER CODE SECTION 416 FOR EVERY PARTICIPANT IN THIS PLAN WHO IS A NON-KEY EMPLOYEE.]

If the elections under this Section 3.18 are not appropriate to satisfy the limitations of Section 3.18, or the top heavy requirements under Code Section 416, the Employer must provide the appropriate provisions in an addendum to this Adoption Agreement.

                                   ARTICLE IV
                            PARTICIPANT CONTRIBUTIONS

          4.01 PARTICIPANT NONDEDUCTIBLE CONTRIBUTIONS. The Plan: (CHOOSE (a) OR
(b))

[X]       (a)  Does not permit Participant nondeductible contributions.

[ ]       (b) Permits Participant nondeductible contributions, pursuant to
          Section 14.04 of the Plan.

ALLOCATION DATES. The Advisory Committee will allocate nondeductible contributions for each Plan Year as of the Accounting Date and the following additional allocation dates: (CHOOSE (c) OR (d))

[ ]       (c)  No other allocation dates.

[ ]       (d)  (SPECIFY) ______________________________________________.

As of an allocation date, the Advisory Committee will credit all nondeductible contributions made for the relevant allocation period. Unless otherwise specified in (d), a nondeductible contribution relates to an allocation period only if actually made to the Trust no later than 30 days after that allocation period ends.

                                    ARTICLE V
                  TERMINATION OF SERVICE - PARTICIPANT VESTING

          5.01 NORMAL RETIREMENT. Normal Retirement Age under the Plan is:
(CHOOSE (a) OR (b))

[X]       (a)  65 [STATE AGE, BUT MAY NOT EXCEED AGE 65].

[ ] (b) The later of the date the Participant attains _______ years of age or the _______ anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan. [THE AGE SELECTED MAY NOT EXCEED AGE 65 AND THE ANNIVERSARY SELECTED MAY NOT EXCEED THE 5TH.]

          5.02 PARTICIPANT DEATH OR DISABILITY. The 100% vesting rule under
Section 5.02 of the Plan: (CHOOSE (a) OR CHOOSE ONE OR BOTH OF (b) AND (c))

[ ]       (a)  Does not apply.

[X]       (b)  Applies to death.

[X]       (c)  Applies to disability.

          5.03 VESTING SCHEDULE.

DEFERRAL CONTRIBUTIONS ACCOUNT/QUALIFIED MATCHING CONTRIBUTIONS
ACCOUNT/QUALIFIED NONELECTIVE CONTRIBUTIONS ACCOUNT. A Participant has a 100% Nonforfeitable interest at all times in his Deferral Contribution Account, his Qualified Matching Contributions Account and in his Qualified Nonelective Contributions Account.

REGULAR MATCHING CONTRIBUTIONS ACCOUNT/EMPLOYER CONTRIBUTIONS ACCOUNT. With respect to a Participant's Regular Matching Contributions Account and Employer Contributions Account, the Employer elects the following vesting schedule: (CHOOSE (a) OR (b); (c) AND (d) ARE AVAILABLE ONLY AS ADDITIONAL OPTIONS)

[ ]       (a)  Immediate vesting.  100% Nonforfeitable at all times.

[X]       (b)  Graduated Vesting Schedules.


                        TOP HEAVY SCHEDULE                                                NON TOP HEAVY SCHEDULE
                            (MANDATORY)                                                         (OPTIONAL)

          Years of                          Nonforfeitable                 Years of                           Nonforfeitable
          Service                             Percentage                   Service                              Percentage
          --------                          --------------                 --------                           --------------
        Less than 1 ..................................0%                 Less than 1 ....................................0%
                                                      -                                                                  -
                  1 ..................................0%                            1 ...................................0%
                                                      -                                                                  -
                  2 .................................25%                            2 ..................................25%
                                                     --                                                                 --
                  3 .................................50%                            3 ..................................50%
                                                     --                                                                 --
                  4 .................................75%                            4 ..................................75%
                                                     --                                                                 --
                  5 ................................100%                            5 .................................100%
                                                    ---                                                                ---
                  6 or more ........................100%                            6 .................................100%
                                                                                                                       ---
                                                                                    7 or more..........................100%

[ ] (c) Special vesting election for Regular Matching Contributions Account. In lieu of the election under Options (a) or (b), the Employer elects the following vesting schedule for a Participant's Regular Matching Contributions Account: (CHOOSE (1) OR (2))

          [ ]       (1)  100% Nonforfeitable at all times.

          [ ] (2) In accordance with the vesting schedule described in the addendum to this Adoption Agreement, numbered 5.03(c). [NOTE: IF THE EMPLOYER ELECTS THIS OPTION (c)(2), THE ADDENDUM MUST DESIGNATE THE APPLICABLE VESTING SCHEDULE(S) USING THE SAME FORMAT AS USED IN OPTION (b).]

[NOTE: UNDER OPTIONS (b) AND (c)(2), THE EMPLOYER MUST COMPLETE A TOP HEAVY SCHEDULE WHICH SATISFIES CODE SECTION 416. THE EMPLOYER, AT ITS OPTION, MAY COMPLETE A NON TOP HEAVY SCHEDULE ONLY IF THE EMPLOYER ELECTED ADOPTION AGREEMENT SECTION 3.04(k). THE NON TOP HEAVY SCHEDULE MUST SATISFY CODE SECTION 411(a)(2). ALSO SEE SECTION 7.05 OF THE PLAN.]

[X] (d) The Top Heavy Schedule under Option (b) (and, if applicable, under Option (c)(2)) applies: (CHOOSE (1) OR (2))

          [X]       (1)  Only in a Plan Year for which the Plan is top heavy.

          [ ] (2) In the Plan Year for which the Plan first is top heavy and then in all subsequent Plan Years. [NOTE: THE EMPLOYER MAY NOT ELECT OPTION (d) UNLESS IT HAS COMPLETED A NON TOP HEAVY SCHEDULE.]

MINIMUM VESTING.  (CHOOSE (e) OR (f))

[X]       (e)  The Plan does not apply a minimum vesting rule.

[ ] (f) A Participant's Nonforfeitable Accrued Benefit will never be less than the lesser of $________ or his entire Accrued Benefit, even if the application of a graduated vesting schedule under Options (b) or
          (c) would result in a smaller Nonforfeitable Accrued Benefit.

          5.04 CASH-OUT DISTRIBUTIONS TO PARTIALLY-VESTED PARTICIPANTS/ RESTORATION OF FORFEITED ACCRUED BENEFIT. The deemed cash-out rule described in
Section 5.04(C) of the Plan: (CHOOSE (a) OR (b))

[ ]       (a)  Does not apply.

[X] (b) Will apply to determine the timing of forfeitures for 0% vested Participants. A Participant is not a 0% vested Participant if he has a Deferral Contributions Account.

          5.06 YEAR OF SERVICE - VESTING.

VESTING COMPUTATION PERIOD. The Plan measures a Year of Service on the basis of the following 12 consecutive month periods: (CHOOSE (a) OR (b))

[X]       (a)  Plan Years.

[ ] (b) Employment Years. An Employment Year is the 12 consecutive month period measured from the Employee's Employment Commencement Date and each successive 12 consecutive month period measured from each anniversary of that Employment Commencement Date.

HOURS OF SERVICE. The minimum number of Hours of Service an Employee must complete during a vesting computation period to receive credit for a Year of Service is: (CHOOSE (c) OR (d))

[X]       (c)  1,000 Hours of Service.

[ ] (d) Hours of Service. [NOTE: THE HOURS OF SERVICE REQUIREMENT MAY NOT EXCEED 1,000.]

          5.08 INCLUDED YEARS OF SERVICE - VESTING. The Employer specifically excludes the following Years of Service: (CHOOSE (a) OR AT LEAST ONE OF (b), (c) AND (d))

[X]       (a) None other than as specified in Section 5.08(a) of the Plan.

[ ]       (b) Any Year of Service before the Participant attained the age of
          _____. [NOTE: THE AGE SELECTED MAY NOT EXCEED AGE 18.]

[ ] (c) Any Year of Service during the period the Employer did not maintain this Plan or a predecessor plan.

[ ] (d) Any Year of Service before a Break in Service if the number of consecutive Breaks in Service equals or exceeds the greater of 5 or the aggregate number of the Years of Service prior to the Break. This exception applies only if the Participant is 0% vested in his Accrued Benefit derived from Employer contributions at the time he has a Break in Service. Furthermore, the aggregate number of Years of Service before a Break in Service do not include any Years of Service not required to be taken into account under this exception by reason of any prior Break in Service.

                                   ARTICLE VI
                     TIME AND METHOD OF PAYMENTS OF BENEFITS

CODE SECTION 411(d)(6) PROTECTED BENEFITS. The elections under this Article VI may not eliminate Code Section 411(d)(6) protected benefits. To the extent the elections would eliminate a Code Section 411(d)(6) protected benefit, see
Section 13.02 of the Plan. Furthermore, if the elections liberalize the optional forms of benefit under the Plan, the more liberal options apply on the later of the adoption date or the effective date of this Adoption Agreement.

        6.01 TIME OF PAYMENT OF ACCRUED BENEFIT.

DISTRIBUTION DATE. A distribution date under the Plan means AS SOON AS ADMINISTRATIVELY FEASIBLE. [NOTE: THE EMPLOYER MUST SPECIFY THE APPROPRIATE DATE(S). THE SPECIFIED DISTRIBUTION DATES PRIMARILY ESTABLISH ANNUITY STARTING DATES AND THE NOTICE AND CONSENT PERIODS PRESCRIBED BY THE PLAN. THE PLAN ALLOWS THE TRUSTEE AN ADMINISTRATIVELY PRACTICABLE PERIOD OF TIME TO MAKE THE ACTUAL DISTRIBUTION RELATING TO A PARTICULAR DISTRIBUTION DATE.]

NONFORFEITABLE ACCRUED BENEFIT NOT EXCEEDING $3,500. Subject to the limitations of Section 6.01(A)(1), the distribution date for distribution of a Nonforfeitable Accrued Benefit not exceeding $3,500 is: (CHOOSE (a), (b), (c) OR
(d))

[ ] (a) ______ of the ______ Plan Year beginning after the Participant's Separation from Service.

[X]       (b) AS SOON AS POSSIBLE following the Participant's Separation from
          Service.

[ ] (c) ______ of the Plan Year after the Participant incurs ______ Break(s) in Service (as defined in Article V).

[ ] (d) _______ following the Participant's attainment of Normal Retirement Age, but not earlier than ______ days following his Separation from Service.

NONFORFEITABLE ACCRUED BENEFIT EXCEEDS $3,500. See the elections under Section 6.03.

DISABILITY. The distribution date, subject to the limitations of Section 6.01(A)(3), is: (CHOOSE (e) OR (f))

[ ] (e) _____________________ after the Participant terminates employment because of disability.

[X] (f) The same as if the Participant had terminated employment without disability.

HARDSHIP.  (CHOOSE (g) OR (h))

[X] (g) The Plan does not permit a hardship distribution to a Participant who has separated from Service.

[ ] (h) The Plan permits a hardship distribution to a Participant who has separated from Service in accordance with the hardship distribution policy stated in: (CHOOSE (1) OR (2))

          [ ]       (1)  Section 6.01(A)(4) of the Plan.

          [ ]       (2)  Section 14.11 of the Plan.

DEFAULT ON A LOAN. If a Participant or Beneficiary defaults on a loan made pursuant to a loan policy adopted by the Advisory Committee pursuant to Section 9.04, the Plan: (CHOOSE (i) OR (j))

[ ] (i) Treats the default as a distributable event. The Trustee, at the time of the default, will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit. To the extent the loan is attributable to the Participant's Deferral Contributions Account, Qualified Matching Contributions Account or Qualified Nonelective Contributions Account, the Trustee will not reduce the Participant's Nonforfeitable Accrued Benefit unless the Participant has separated from Service or unless the Participant has attained age 59 1/2.

[X] (j) Does not treat the default as a distributable event. When an otherwise distributable event first occurs pursuant to Section 6.01 or
          Section 6.03 of the Plan, the Trustee will reduce the Participant's Nonforfeitable Accrued Benefit by the lesser of the amount in default (plus accrued interest) or the Plan's security interest in that Nonforfeitable Accrued Benefit.

          6.02 METHOD OF PAYMENT OF ACCRUED BENEFIT. The Advisory Committee will apply Section 6.02 of the Plan with the following modifications: (CHOOSE (a) OR
(b))

[X]       (a)  No modifications.

[ ]       (b)  The Plan permits the following annuity options: _______________.

          Any Participant who elects a life annuity option is subject to the requirements of Sections 6.04(A), (B), (C) and (D) of the Plan. See
          Section 6.04(E). [NOTE: THE EMPLOYER MAY SPECIFY ADDITIONAL ANNUITY OPTIONS IN AN ADDENDUM TO THIS ADOPTION AGREEMENT, NUMBERED 6.02(b).]

          6.03 BENEFIT PAYMENT ELECTIONS.

PARTICIPANT ELECTIONS AFTER SEPARATION FROM SERVICE. A Participant who is eligible to make distribution elections under Section 6.03 of the Plan may elect to commence distribution of his Nonforfeitable Accrued Benefit: (CHOOSE (a) OR
(b))

[ ]       (a) As of any distribution date, but not earlier than _______ of the
          ______ Plan Year beginning after the Participant's Separation from Service.

[ ] (b) As of the following date(s): (CHOOSE AT LEAST ONE OF OPTIONS (1) THROUGH (5))

          [ ] (1) As of any distribution date after the close of the Plan Year in which the Participant attains Normal Retirement Age.

          [X] (2) Any distribution date following his Separation from Service.

          [ ] (3) Any distribution date in the ____ Plan Year(s) beginning after his Separation from Service.

          [ ] (4) Any distribution date in the Plan Year after the Participant incurs Break(s) in Service (as defined in Article V).

          [ ] (5) Any distribution date following attainment of age ___ and completion of at least ____ Years of Service (as defined in Article V).

          The distribution events described in the election(s) made under Options (a) or (b) apply equally to all Accounts maintained for the Participant.

PARTICIPANT ELECTIONS PRIOR TO SEPARATION FROM SERVICE - REGULAR MATCHING CONTRIBUTIONS ACCOUNT AND EMPLOYER CONTRIBUTIONS ACCOUNT. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Regular Matching Contributions Account and Employer Contributions Account prior to his Separation from Service: (CHOOSE (c) OR AT LEAST ONE OF (d) THROUGH (f))

[ ]       (c)  No distribution options prior to Separation from Service.

[X] (d) Attainment of Specified Age. Until he retires, the Participant has a continuing election to receive all or any portion of his Nonforfeitable interest in these Accounts after he attains: (CHOOSE
          (1) OR (2))

          [ ]       (1)  Normal Retirement Age.

          [X] (2) 59-1/2 years of age and is at least 100% vested in these Accounts. [NOTE: IF THE PERCENTAGE IS LESS THAN 100%, SEE THE SPECIAL VESTING FORMULA IN SECTION 5.03.]

[ ] (e) After a Participant has participated in the Plan for a period of not less than ___ years and he is 100% vested in these Accounts, until he retires, the Participant has a continuing election to receive all or any portion of the Accounts. [NOTE: THE NUMBER IN THE BLANK SPACE MAY NOT BE LESS THAN 5.]

[ ] (f) Hardship. A Participant may elect a hardship distribution prior to his Separation from Service in accordance with the hardship distribution policy: (CHOOSE (1) OR (2); (3) IS AVAILABLE ONLY IN ADDITION TO (1) OR (2))

          [ ]       (1)  Under Section 6.01(A)(4) of the Plan.

          [X]       (2)  Under Section 14.11 of the Plan.

          [X] (3) In no event may a Participant receive a hardship distribution before he is at least 100% vested in these Accounts. [NOTE: IF THE PERCENTAGE IN THE BLANK IS LESS THAN 100%, SEE THE SPECIAL VESTING FORMULA IN SECTION 5.03.]

PARTICIPANT ELECTIONS PRIOR TO SEPARATION FROM SERVICE - DEFERRAL CONTRIBUTIONS ACCOUNT, QUALIFIED MATCHING CONTRIBUTIONS ACCOUNT AND QUALIFIED NONELECTIVE CONTRIBUTIONS ACCOUNT. Subject to the restrictions of Article VI, the following distribution options apply to a Participant's Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account prior to his Separation from Service: (CHOOSE (g) OR AT LEAST ONE OF (h) OR (i))

[ ]       (g) No distribution options prior to Separation from Service.

[X] (h) Until he retires, the Participant has a continuing election to receive all or any portion of these Accounts after he attains: (CHOOSE
          (1) OR (2))

          [ ]       (1)  The later of Normal Retirement Age or age 59 1/2.

          [X]       (2)  Age 59-1/2 (at least 59 1/2).

[X] (i) Hardship. A Participant, prior to his Separation from Service, may elect a hardship distribution in accordance with the hardship distribution policy under Section 14.11 of the Plan.

SALE OF TRADE OR BUSINESS/SUBSIDIARY. If the Employer sells substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business or sells a subsidiary (within the meaning of Code Section 409(d)(3)), a Participant who continues employment with the acquiring corporation is eligible for distribution from his Deferral Contributions Account, Qualified Matching Contributions Account and Qualified Nonelective Contributions Account: (CHOOSE (j) OR (k))

[ ] (j) Only as described in this Adoption Agreement Section 6.03 for distributions prior to Separation from Service.

[X] (k) As if he has a Separation from Service. After March 31, 1988, a distribution authorized solely by reason of this Option (k) must constitute a lump sum distribution, determined in a manner consistent with Code Section 401(k)(10) and the applicable Treasury regulations.

          6.04 ANNUITY DISTRIBUTIONS TO PARTICIPANTS AND SURVIVING SPOUSES. The annuity distribution requirements of Section 6.04: (CHOOSE (a) OR (b))

[X] (a) Apply only to a Participant described in Section 6.04(E) of the Plan (relating to the profit sharing exception to the joint and survivor requirements).

[ ]       (b)  Apply to all Participants.

                                   ARTICLE IX
      ADVISORY COMMITTEE - DUTIES WITH RESPECT TO PARTICIPANTS' ACCOUNTS

        9.10 VALUE OF PARTICIPANT'S ACCRUED BENEFIT. If a distribution (other than a distribution from a segregated Account and other than a corrective distribution described in Sections 14.07, 14.08, 14.09 or 14.10 of the Plan) occurs more than 90 days after the most recent valuation date, the distribution will include interest at: (CHOOSE (a) OR (b))

[X]       (a)  0% per annum.  [NOTE: THE PERCENTAGE MAY EQUAL 0%.]

[ ] (b) The 90 day Treasury bill rate in effect at the beginning of the current valuation period.


        9.11 ALLOCATION AND DISTRIBUTION OF NET INCOME GAIN OR LOSS. Pursuant to
Section 14.12, to determine the allocation of net income, gain or loss: (CHOOSE ONLY THOSE ITEMS, IF ANY, WHICH ARE APPLICABLE TO THE EMPLOYER'S PLAN)

[X]       (a)  For salary reduction contributions, the Advisory Committee will:
               (CHOOSE (1), (2), (3) OR (4))

          [X]       (1)  Apply Section 9.11 without modification.

          [ ]       (2) Use the segregated account approach described in Section
                    14.12.

          [ ] (3) Use the weighted average method described in Section 14.12, based on a weighting period.

          [ ] (4) Treat as part of the relevant Account at the beginning of the valuation period % of the salary reduction contributions: (CHOOSE (i) OR (ii))

                    [ ]       (i) made during that valuation period.

                    [ ]       (ii)made by the following specified time: _______.

[X]       (b) For matching contributions, the Advisory Committee will: (CHOOSE
          (1), (2) OR (3))

          [X]       (1)  Apply Section 9.11 without modification.

          [ ] (2) Use the weighted average method described in Section 14.12, based on a _________ weighting period.

          [ ] (3) Treat as part of the relevant Account at the beginning of the valuation period _____% of the matching contributions allocated during the valuation period.

[ ] (c) For Participant nondeductible contributions, the Advisory Committee will: (CHOOSE (1), (2), (3) OR (4))

          [ ]       (1)  Apply Section 9.11 without modification.

          [ ]       (2) Use the segregated account approach described in Section
                    14.12.

          [ ] (3) Use the weighted average method described in Section 14.12, based on a _____ weighting period.

          [ ] (4) Treat as part of the relevant Account at the beginning of the valuation period _____% of the Participant nondeductible contributions: (CHOOSE (i) OR (ii))

                    [ ]       (i) made during that valuation period.

                    [ ]       (ii)made by the following specified time: _______.

                                    ARTICLE X

                    TRUSTEE AND CUSTODIAN, POWERS AND DUTIES

        10.14 VALUATION OF TRUST. In addition to each Accounting Date, the Trustee must value the Trust Fund on the following valuation date(s): (CHOOSE
(a) OR (b))

[ ]       (a)  No other mandatory valuation dates.

[X] (b) (SPECIFY) EVERY DAY THAT THE NEW YORK STOCK EXCHANGE CONDUCTS BUSINESS; TRUST REPORTS ARE PUBLISHED QUARTERLY.

                             EFFECTIVE DATE ADDENDUM
                              (RESTATED PLANS ONLY)

        The Employer must complete this addendum only if the restated Effective Date specified in Adoption Agreement Section 1.18 is different than the restated effective date for at least one of the provisions listed in this addendum. In lieu of the restated Effective Date in Adoption Agreement Section 1.18, the following special effective dates apply: (CHOOSE WHICHEVER ELECTIONS APPLY)

[ ]       (a) COMPENSATION DEFINITION. The Compensation definition of Section
          1.12 (other than the $200,000 limitation) is effective for Plan Years beginning after ______. [NOTE: MAY NOT BE EFFECTIVE LATER THAN THE FIRST DAY OF THE FIRST PLAN YEAR BEGINNING AFTER THE EMPLOYER EXECUTES THIS ADOPTION AGREEMENT TO RESTATE THE PLAN FOR THE TAX REFORM ACT OF 1986, IF APPLICABLE.]

[ ] (b) ELIGIBILITY CONDITIONS. The eligibility conditions specified in Adoption Agreement Section 2.01 are effective for Plan Years beginning after ________.

[ ] (c) SUSPENSION OF YEARS OF SERVICE. The suspension of Years of Service rule elected under Adoption Agreement Section 2.03 is effective for Plan Years beginning after _________.

[ ] (d) CONTRIBUTION/ALLOCATION FORMULA. The contribution formula elected under Adoption Agreement Section 3.01 and the method of allocation elected under Adoption Agreement Section 3.04 is effective for Plan Years beginning after __________.

[ ] (e) ACCRUAL REQUIREMENTS. The accrual requirements of Section 3.06 are effective for Plan Years beginning after _________. [NOTE: IF THE EFFECTIVE DATE IS LATER THAN PLAN YEARS BEGINNING AFTER DECEMBER 31, 1989, THE ACCRUAL REQUIREMENTS IN THE PLAN PRIOR TO ITS RESTATEMENT MAY NOT BE MORE RESTRICTIVE FOR POST-1989 PLAN YEARS THAN THE REQUIREMENTS PERMITTED UNDER ADOPTION AGREEMENT SECTION 3.06.]

[ ] (f) ELIMINATION OF NET PROFITS. The requirement for the Employer not to have net profits to contribute to this Plan is effective for Plan Years beginning after ________. [NOTE: THE DATE SPECIFIED MAY NOT BE EARLIER THAN DECEMBER 31, 1985.]

[ ] (g) VESTING SCHEDULE. The vesting schedule elected under Adoption Agreement Section 5.03 is effective for Plan Years beginning after
          ________.

[ ] (h) ALLOCATION OF EARNINGS. The special allocation provisions elected under Adoption Agreement Section 9.11 are effective for Plan Years beginning after __________.

          For Plan Years prior to the special Effective Date, the terms of the Plan prior to its restatement under this Adoption Agreement will control for purposes of the designated provisions. A special Effective Date may not result in the delay of a Plan provision beyond the permissible Effective Date under any applicable law requirements.

                                 EXECUTION PAGE

        The Trustee (and Custodian, if applicable), by executing this Adoption Agreement, accepts its position and agrees to all of the obligations, responsibilities and duties imposed upon the Trustee (or Custodian) under the Prototype Plan and Trust. The Employer hereby agrees to the provisions of this Plan and Trust, and in witness of its agreement, the Employer by its duly authorized officers, has executed this Adoption Agreement, and the Trustee (and Custodian, if applicable) signified its acceptance, on this 14th day of December, 1998.

Name and EIN of Employer: Billing Information Concepts Corp.  EIN: 74-2788477
                          ---------------------------------------------------

Signed: /s/ Lee Cooke, Kelly E. Simmons and Brenda M. Wolfe
       -----------------------------------------------------------

Name(s) of Trustee: MORGAN STANLEY DEAN WITTER TRUST FSB
                    ----------------------------------------------

Signed: /s/ [Signature Illegible]
       -----------------------------------------------------------

       -----------------------------------------------------------

Name of Custodian:
                  ------------------------------------------------

Signed:
       -----------------------------------------------------------

[NOTE: A TRUSTEE IS MANDATORY, BUT A CUSTODIAN IS OPTIONAL. SEE SECTION 10.03 OF THE PLAN.]

PLAN NUMBER. The 3-digit plan number the Employer assigns to this Plan for ERISA reporting purposes (Form 5500 Series) is: 001.

USE OF ADOPTION AGREEMENT. Failure to complete properly the elections in this Adoption Agreement may result in disqualification of the Employer's Plan. The 3-digit number assigned to this Adoption Agreement (see page 1) is solely for the Regional Prototype Plan Sponsor's recordkeeping purposes and does not necessarily correspond to the plan number the Employer designated in the prior paragraph. The Regional Prototype Plan Sponsor offers the following Paired Pension Plan(s) with this Paired Profit Sharing Plan, identified by 3-digit adoption agreement number: _____________.

RELIANCE ON NOTIFICATION LETTER. If the Employer does not maintain (and has never maintained) any other plan other than this Plan and a Paired Pension Plan, it may rely on the Regional Prototype Plan Sponsor's notification letter covering this Plan for purposes of plan qualification. For this purpose, the Employer has not maintained another plan if this Plan, or the Paired Pension Plan, amended and restated that prior plan and the prior plan was the same type of plan as the restated plan. If the Employer maintains or has maintained another plan other than a Paired Pension Plan, including a welfare benefit fund, as defined in Code Section 419(e), which provideS post-retirement medical benefits for key employees (as defined in Code
Section 419A(d)(3)), or an individual medicaL account (as defined in Code
Section 415(l)(2)), the Employer may not rely on this Plan's qualified status unless iT obtains a determination letter from the applicable IRS Key District office.

                             PARTICIPATION AGREEMENT
        FOR PARTICIPATION BY RELATED GROUP MEMBERS (PLAN SECTION 1.30)

        The undersigned Employer, by executing this Participation Agreement, elects to become a Participating Employer in the Plan identified in Section 1.03 of the accompanying Adoption Agreement, as if the Participating Employer were a signatory to that Agreement. The Participating Employer accepts, and agrees to be bound by, all of the elections granted under the provisions of the Prototype Plan as made by ________________________________________________________, the
Signatory Employer to the Execution Page of the Adoption Agreement.

          1. The Effective Date of the undersigned Employer's participation in the designated Plan is: January 1, 1999.

          2. The undersigned Employer's adoption of this Plan constitutes:

[ ]       (a)  The adoption of a new plan by the Participating Employer.

[X] (b) The adoption of an amendment and restatement of a plan currently maintained by the Employer, identified as Billing Concepts Corp. 401K, and having an original effective date of August 1, 1996.

          Dated this 14th day of December, 1998.

                     Name of Participating Employer: Billing Concepts Corp.
                                                     ----------------------

                     Signed: /s/ Lee Cooke, Kelly E. Simmons and Brenda M. Wolfe
                             ---------------------------------------------------

                     Participating Employer's EIN: 74-2788477
                                                  ------------

ACCEPTANCE BY THE SIGNATORY EMPLOYER TO THE EXECUTION PAGE OF THE ADOPTION AGREEMENT AND BY THE TRUSTEE.

                     Name of Signatory Employer: Billing Concepts Corp.
                                                 ----------------------

Accepted:
         -----------------------------
                [Date]

                     Signed: /s/ Kelly E. Simmons and Brenda M. Wolfe
                                 ------------------------------------

                     Name(s) of Trustee:
                                          ----------------------

Accepted:
         -----------------------------
                [Date]

                     Signed:
                            -----------------------

[NOTE: EACH PARTICIPATING EMPLOYER MUST EXECUTE A SEPARATE PARTICIPATION AGREEMENT. SEE THE EXECUTION PAGE OF THE ADOPTION AGREEMENT FOR IMPORTANT PROTOTYPE PLAN INFORMATION.